UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FULL HOUSE RESORTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2011 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
SECURITY OWNERSHIP
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES FROM 25,000,000 TO 100,000,000
PROPOSAL THREE: AMENDMENT AND RESTATEMENT OF THE 2006 INCENTIVE COMPENSATION PLAN TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN TO 2,000,000 SHARES, TO EXTEND THE DURATION OF THE PLAN AND TO MAKE CERTAIN UPDATES TO THE PLAN

EXECUTIVE COMPENSATION
SUMMARY OF EXECUTIVE COMPENSATION
PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
GENERAL INFORMATION

FULL HOUSE RESORTS, INC.
4670 Fort Apache Road, Suite 190
Las Vegas, Nevada 89147

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on 26th day of April, 2011

Dear Stockholder:

You are invited to attend our Annual Meeting of Stockholders, which will be held at 10:00 a.m., local time, on the 26th day of April, 2011, at the Grand Victoria Casino & Resort, 600 Grand Victoria Drive, Rising Sun, Indiana 47040, for the following purposes:

(1) to elect six members to our board of directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

(2) to amend our amended and restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000;

(3) to amend and restate the 2006 Incentive Compensation Plan to the increase in the number of shares of common stock authorized for issuance under the 2006 Incentive Compensation Plan by 800,000 shares to 2,000,000 shares, to extend the duration of the Plan and to make certain updates to the Plan;

(4) to ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants (“Piercy Bowler Taylor & Kern”), as our independent registered public accounting firm for 2011;

(5) to transact such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

Our board of directors has fixed the close of business on March 9, 2011 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Barth F. Aaron
Secretary

Las Vegas, Nevada
March [  ], 2011

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU EXECUTE A PROXY CARD, YOU MAY NEVERTHELESS ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

2011 ANNUAL MEETING OF STOCKHOLDERS
OF
FULL HOUSE RESORTS, INC.

PROXY STATEMENT

This proxy statement contains information relating to our 2011 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on 26th day of April, 2011, at the Grand Victoria Casino & Resort, 600 Grand Victoria Drive, Rising Sun, Indiana 47040 and to any adjournments or postponements. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about March [  ], 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2011

This proxy statement and form of proxy are also available on our website at www.fullhouseresorts.com.

ABOUT THE MEETING

What Is The Purpose Of The Annual Meeting?

At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:

•	the election of six directors,

•	amend the amended and restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000

•	amend and restate the 2006 Incentive Compensation Plan to the increase in the number of shares of common stock authorized for issuance under the 2006 Incentive Compensation Plan by 800,000 shares to 2,000,000 shares, to extend the duration of the Plan and to make certain updates to the Plan,

•	the ratification of Piercy Bowler Taylor & Kern as our independent registered public accounting firm,

The stockholders also will transact any other business that properly comes before the meeting.

Who Is Entitled To Vote?

Only stockholders of record at the close of business on the record date, March 9, 2011, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who Can Attend The Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. You will also need a photo ID to gain admission.

What Constitutes A Quorum?

The presence at the meeting, in person or by proxy, of the holders of 40% of the total number of shares of our common stock and preferred stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 18,007,681 shares of our common stock were outstanding and held by approximately 130 stockholders of record. As of the record date, no shares of our preferred stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

If less than 40% of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Prior to the annual meeting, we will select one or more inspectors of election. These inspectors will determine the number of shares of common stock represented at the meeting, the existence of a quorum, the validity of proxies and will count the ballots and votes and will determine and report the results to us.

May I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What Are The Board’s Recommendations?

The enclosed proxy is solicited on behalf of our board of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	FOR the election of the nominated slate of directors (see pages 5-11).

•	FOR the amendment of the Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 100,000,000 (see pages 11-12).

•	FOR the amendment of the 2006 Incentive Compensation Plan to the increase in the number of shares of common stock allocated to the 2006 Incentive Compensation Plan by 800,000 shares to 2,000,000 shares, to extend the duration of the plan and to make certain updates to the Plan (see pages 12-19).

•	FOR the ratification of Piercy Bowler Taylor & Kern as our independent auditors (see pages 22-23).

The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What Vote Is Required To Approve Each Item?

Election Of Directors.  A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

Amendment of Certificate of Incorporation.  An affirmative vote of a majority of the outstanding stock entitled to vote is required for the amendment of our amended and restated certificate of incorporation.

Amendment and Restatement of 2006 Incentive Compensation Plan.  An affirmative vote of a majority of the votes cast at the meeting is required for approval of the amendment and restatement of our 2006 Incentive Compensation Plan.

Ratification of Piercy Bowler Taylor & Kern.  An affirmative vote of a majority of the votes cast at the meeting is required for the ratification of our independent registered public accounting firm.

Other Items.  For any other item which may properly come before the meeting, the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, will be required for approval, unless otherwise required by law.

For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Abstentions are counted for purposes of determining whether there is a quorum. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on Proposals 1, 2, or 3, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 4, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Who Pays For The Preparation Of The Proxy Statement?

We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees or authorized agents may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third party agents that are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third party solicitation firm, but should we determine in the future that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expresses associated with retaining this solicitation firm.

You should review the information provided in this proxy statement in conjunction with our 2010 Annual Report to Stockholders, which accompanies this proxy statement. Our principal executive offices are located 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147 and our telephone number is (702) 221-7800. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

Do I have dissenter’s or appraisal rights?

You have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

SECURITY OWNERSHIP

The following table sets forth information as of the record date concerning the beneficial ownership of our common stock by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock,

•	each director,

•	each of the named executive officers (as defined below), and

•	all executive officers and directors as a group.

Unless otherwise listed above, the address for each of our officers and directors is c/o Full House Resorts, 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147.

	Number of Shares		Percentage of Class
Name and Address of Beneficial Owner	Owned(1)		Outstanding(1)

Common Stock:
Lee A. Iacocca	880,471		4.9%
Andre Hilliou	307,000	(2)	1.7%
Carl G. Braunlich	12,000		0.1%
Mark J. Miller	141,900	(3)	0.8%
Kathleen M. Caracciolo	10,000		0.1%
Kenneth R. Adams	14,400		0.1%
T. Wesley Elam	57,735		0.3%
Barth F. Aaron	38,000		0.2%
James D. Meier	20,000		0.1%
All Officers and Directors as a Group (9 Persons)	1,588,506		8.8%
Allen E. Paulson Living Trust	1,896,887	(4)	10.5%
514 Via De La Valle, Suite 210 Solana Beach, California 92075
Austin W. Marxe and David M. Greenhouse	1,802,140	(5)	10.0%
527 Madison Ave, Suite 2600 New York, NY 10022

(1)	Shares are considered beneficially owned, for purposes of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or dispose of or to direct the disposition of, such security, or if the person has a right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. Any securities outstanding which are subject to options or warrants exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2)	All shares are owned through the Hilliou Living Trust, of which Mr. Hilliou is co-trustee and co-beneficiary.

(3)	Includes 36,667 shares of restricted stock all of which vested as of February 2010. All shares are owned through the Miller Family Living Trust of which Mr. Miller is a trustee and beneficiary.

(4)	Vicki Paulson and Crystal Christensen are the co-trustees of the Allen E. Paulson Living Trust.

(5)	Based on information disclosed, in Schedules 13G, as filed with the SEC through March 9, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. These persons are required by SEC regulation to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Section 16(a) reports were timely filed by our officers, directors and greater than ten percent beneficial owners, except for the following, which were not timely filed:

Form 4	—	Thomas W. Elam, filed 6-2-10 for transactions dated May 24 and May 25, 2010.
Form 4	—	Lee A. Iacocca, filed 8-16-10 for transactions dated April 15, June 1, June 2, June 3, June 4, June 7, June 8, June 9, June 10, June 11 and June 14, 2010.
Form 4	—	Allen E. Pauson Living Trust, filed 3-29-10 for transactions dated March 9, March 10, March 11, March 18, March 19 and March 22, 2010.
Form 4	—	Allen E. Pauson Living Trust, filed 4-29-10 for transactions dated April 23, and April 26, 2010.
Form 4	—	Allen E. Pauson Living Trust, filed 5-20-10 for transaction dated March 17, 2010.
Form 4	—	Allen E. Pauson Living Trust, filed 6-1-10 for transactions dated May 26, May 27 and May 28, 2010.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting our board of directors shall be fixed from time to time by the board. Our board of directors currently consists of six directors. The nominees to be voted on by stockholders at this meeting are Kenneth R. Adams, Carl G. Braunlich, Kathleen M. Caracciolo, Lee A. Iacocca, Andre M. Hilliou and Mark J. Miller.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

All nominees have consented to be named and have indicated their intent to serve if elected. We have no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as our board of directors may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Kenneth R. Adams, Carl G. Braunlich, Kathleen Caracciolo, Lee A. Iacocca, Andre M. Hilliou and Mark J. Miller.

The names, ages and positions of all our nominees for director and executive officers are listed below, followed by a brief account of their business experience during at least the past five years.

Name	Age	Position

Kenneth R. Adams	68	Director
Carl G. Braunlich	58	Vice Chairman
Kathleen M. Caracciolo	55	Director
Lee A. Iacocca	86	Director
Andre M. Hilliou	63	Chairman/Chief Executive Officer
Mark J. Miller	54	Director/Treasurer/Chief Financial Officer/Chief Operating Officer
T. Wesley Elam	57	Vice President of Operations and Project Management
Barth F. Aaron	62	Secretary
James D. Meier	46	Vice President - Finance

Kenneth R. Adams joined our Board in January 2007.  Mr. Adams is a principal in the gaming consulting firm, Ken Adams Ltd., which he founded in 1990. He is also an editor of the Adams’ Report monthly newsletter, the Adams’ Daily Report daily electronic newsletter and the Adams Review, each of which focus on the gaming industry. Since August 1997, Mr. Adams has been a partner in Johnny Nolon’s Casino in Cripple Creek Colorado, a limited stakes casino with a restaurant and bar. From 2001 until 2008, he served on the Board of Directors of Vision Gaming & Technology, Inc., a privately-held gaming machine company, and he currently serves on the Board of Directors of the Downtown Improvement Agency for Reno, Nevada. The Board believes Mr. Adams is qualified to serve as a Director of the Company due to his specific experience as a casino operator, his knowledge of the casino industry and his continuing analysis and review of the industry.

Kathleen M. Caracciolo joined our Board in January 2007. Ms. Caracciolo has also been appointed the Chairperson of our Audit Committee. Ms. Caracciolo is a certified public accountant who since October 2008 has served as Director of Business Development of Global Connect, LLC a web-based voice messaging company. Prior to that, from July 2003 through August 2008 served as Vice President of Finance for Atlantic City Coin & Slot Service Co. Inc., which designs, manufactures and distributes electronic gaming devices. Between January and June 2003, Ms. Caracciolo worked as a consultant. From April 1999 to December 2002, she served as Vice President of Finance for the Atlantic City Convention and Visitors Authority, a government agency responsible for enhancing the economy of the region with coordination of the operations of the Atlantic City Convention Center. Prior to that, Ms. Caracciolo held various finance positions with several Atlantic City Casinos, including Atlantic City Showboat, Inc. and Caesars Atlantic City, Inc. The Board believes that Ms. Caracciolo is qualified to serve as a Director of the Company due to her knowledge of and experience in the casino industry and her background as a financial officer for casino and casino related companies.

Dr. Carl G. Braunlich has been one of our directors since May 2005. Since August 2006, he has been an Associate Professor at University of Nevada Las Vegas. Dr. Braunlich holds a Doctor of Business Administration in International Business from United States International University, San Diego, CA. Prior to joining the faculty of University of Nevada, Las Vegas, Dr. Braunlich was a Professor of Hotel Management at Purdue University since 1990. Previously he was on the faculty at United States International University. Dr Braunlich has held executive positions at the Golden Nugget Hotel and Casino in Atlantic City, NJ and at Paradise Island Hotel and Casino, Nassau, Bahamas. He has been a consultant to Wynn Las Vegas, Harrah’s Entertainment, Inc., Showboat Hotel and Casino, Bellagio Resort and Casino, International Game Technology, Inc., Atlantic Lottery Corporation, Nova Scotia Gaming Corporation and the Nevada Council on Problem Gambling. He was on the Board of Directors of the National Council on Problem Gambling and has served on several Problem Gambling Committees, including those of the Nevada Resort Association and the American Gaming Association. The Board believes that Dr. Braunlich is qualified to serve as a Director of the Company due to his knowledge of and experience in the casino industry and his position as an educator and consultant to the casino industry.

Lee A. Iacocca has been one of our directors since April 1998. Mr. Iacocca currently serves as the President of Iacocca & Associates, a consulting firm. In 1997, he founded EV Global Motors, to design, market and distribute the next generation of electric vehicles. Mr. Iacocca is former Chief Executive Officer and Chairman of the Board of Directors of Chrysler Corporation, retiring from those positions in 1992. He retired as a Chrysler Director in September 1993 and continued to serve as a consultant to Chrysler until 1994. He is Chairman of the Iacocca Foundation, a philanthropic organization dedicated to educational projects and the advancement of diabetes research, and is Chairman of the Committee for Corporate Support of Joslin Diabetes Foundation. Mr. Iacocca is also Chairman Emeritus of the Statue of Liberty — Ellis Island Foundation and serves on the Advisory Board of Reading Is Fundamental, the nation’s largest reading motivation program.

Andre M. Hilliou became President and Chief Executive Officer of Full House in March 2004 and has been one of our directors since May 2005. From 2001 until joining us, he served as Chairman and Chief Executive Officer of Vision Gaming and Technology. Mr. Hilliou held executive positions with various companies including Chief Executive Officer of American Bingo and Gaming, Inc. and Chief Executive Officer of Aristocrat, Inc. He also spent approximately 11 years with the Showboat Corporation, reaching the level of Senior Vice President of Operations for its Atlantic City, New Jersey property, and Chief Executive Officer of Showboat’s Sydney Harbour Casino. The Board believes that Mr. Hilliou is qualified to serve as a Director of the Company due to his extensive experience as a casino developer and operator for publicly traded companies.

Mark J. Miller became Chief Financial Officer in February 2007. He was named Chief Operating Officer in May, 2009. He was one of our directors from May 2005 until the announcement of his employment with us in January 2007. He rejoined the board of directors in May, 2007. From September 2003 until December 2006, Mr. Miller served as Executive Vice President and Chief Financial Officer of Aero Products International, a leading maker of premium, air-filled bedding products. From December 1998 until May 2003, Mr. Miller was Executive Vice President and Chief Financial Officer and then, Chief Operating Officer of American Skiing Company, owner and operator of nine well-known ski resorts. From 1994 until 1998, he was an Executive Vice President of Showboat, Inc. with operational support responsibility for new casino development. Previously, Mr. Miller served in various positions within the Showboat organization, including President and Chief Executive Officer of Atlantic City Showboat, Inc. Mr. Miller holds a Master Degree in Accountancy from Brigham Young University and is a Certified Public Accountant. The Board believes that Mr. Miller is qualified to serve as a Director of the Company due to his extensive experience as a casino developer, operator and as a financial officer for publicly traded companies.

T. Wesley Elam became our Vice President of Operations and Project Management in April 2005. Prior to joining us, he served as general manager of the Argosy Casino in Baton Rouge, Louisiana beginning in December 1998. From September 1994 until August 1998 he served as chief operating officer for the Star City Casino in Sydney, Australia, responsible for the openings and operations of both the temporary and permanent casino/hotel. Prior to that, he served as controller for Casino Windsor, Ontario, Canada, overseeing the construction and opening of the temporary casino, which was a six-month fast track project. Previously, he served in various executive positions with responsibilities for opening and operations of the Trump Taj Mahal Casino, Showboat Casino, Trump Castle Casino and Tropicana Casino. Mr. Elam holds a Bachelor of Science degree in Business Administration from the Thomas Edison State College.

Barth F. Aaron was appointed as our Secretary in March 2004. He has served as our General Counsel since March 2004. From April 2002 until May 2005, Mr. Aaron was General Counsel of Vision Gaming and Technology, Inc. From January 2001 until April 2002, Mr. Aaron served as Corporate Director of Regulatory Compliance and Risk Management for Penn National Gaming, Inc. From August 1996 until May 2000, Mr. Aaron was Corporate General Counsel for Aristocrat, Inc., the U.S. subsidiary of Australia’s largest slot machine manufacturer, where he was a legal consultant from May 2000 until January 2001. Mr. Aaron has been a Deputy Attorney General with the New Jersey Division of Gaming Enforcement and is admitted to practice law in the states of Nevada, New Jersey and New York.

James D. Meier was named Vice President of Finance in February 2007. Previously, Mr. Meier served as our Chief Financial Officer since January 2005 and as our controller from July 2004 until January 2005. Prior to joining us, he served as Chief Financial Officer of Capital One, LLC, a gaming development and finance company. From 2001 to 2003, he served as the Controller/Chief Financial Officer of Phoenix Leisure Corporation and prior to that he was financial reporting manager for Ameristar Casinos, Inc. beginning in 2000. He served as controller for Nevada Palace Hotel and Casino and until 1999 was an auditor with Piercy Bowler Taylor & Kern. Mr. Meier is a Certified Public Accountant and Certified Management Accountant with a Master’s Degree in Hotel Administration from University of Nevada, Las Vegas. He received his Bachelor of Science degree in Business Administration from Minnesota State University.

The term of office of each director ends at the next annual meeting of stockholders or when his successor is elected and qualified. Our officers serve at the discretion of the board of directors.

Director Compensation

For service as a director, each non-executive director receives cash compensation of $20,000 per year plus $1,000 for each meeting attended in excess of four meetings. The chairperson of each committee of the board, other than the nominating committee, receives cash compensation of $10,000 per year for such service and each committee member receives $1,000 for each committee meeting attended. In addition, non-executive directors also receive 2,000 shares of fully vested common stock per annum.

The table below summarizes the compensation paid by us to our non-employee directors for services rendered for 2010. Directors who are employed by us do not receive additional compensation for serving as directors.

Director Compensation

	Fees Earned or Paid
Name	in Cash	Stock Awards(1)	Total

Carl G. Braunlich	$56,000	$5,820	$61,820
Kenneth R Adams	$38,000	$5,820	$43,820
Kathleen M. Caracciolo	$42,000	$5,820	$47,820
J. Michael Paulson	$10,000	$—	$10,000

(1)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010 in accordance with SFAS No. 123(R) related to restricted stock awards granted in 2010 pursuant to our various share-based payment plans, and include amounts from awards. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Independent Directors

Under the corporate governance standards of the NYSE Amex at least 50% of our board of directors and all of the members of our audit committee, compensation committee and the nominating committee must meet the test of independence as defined by the listing requirements of NYSE Amex. Our board of directors, in the exercise of its reasonable business judgment, has determined that Mr. Adams, Dr. Braunlich, and Ms. Caracciolo qualify as independent directors pursuant to the NYSE Amex and SEC rules and regulations. Our board of directors had determined that Mr. Miller was an independent director prior to his agreement to serve as our chief financial officer and that Mr. Iacocca was an independent director prior to entering into a consulting agreement with us. In making the determination of independence, our board considered whether an independent director has a material relationship with Full House, either directly or as a partner or shareholder of an organization that has a relationship with Full House or any other relationships that, in our board’s judgment, would interfere with the director’s independence. In the late 1980’s and early 1990’s, Mr. Hilliou, Mr. Miller and Ms. Caracciolo were employed by Showboat, Inc. or a subsidiary thereof and were professionally associated through such employment.

Meetings and Committees of the Board of Directors

Meetings.  During fiscal year 2010, the board of directors held four regular meetings and two special meetings. Each of our directors attended at least 75% of the aggregate of the number of meetings of the board of directors which were held during the period such person served on the board of directors and the number of meetings of committees of the board of directors held during the period that such person served on such committee. We have no specific requirements regarding the attendance at the annual meeting of stockholders by our directors. In 2010, all of our directors except Mr. Iacocca attended the annual meeting in person. Mr. Iacocca attended by telephone conference.

We have four standing committees: the audit committee, the compensation committee, the nominating committee and the regulatory compliance committee.

Audit Committee

Our audit committee is comprised of three members, Ms. Caracciolo, Dr. Braunlich and Mr. Adams. Ms. Caracciolo serves as Chair and financial expert on the Committee. Our board had determined that Ms. Caracciolo is an audit committee financial expert as defined by the rules and regulations of the Securities and Exchange Commission. Our board of directors, in its reasonable judgment, has determined that each member of the audit committee is independent as defined under the applicable NYSE Amex listing standards and federal law. Our audit committee held four meetings in 2010.

The audit committee’s functions include overseeing and monitoring the activities of our financial reporting process, our systems of internal controls over financial reporting and the integrity of our financial statements, the independent auditors’ qualifications, independence and performance, and to assist our board of directors in ensuring our compliance with legal and regulatory requirements in our financial reporting process. Our board of directors has adopted a written charter for the audit committee setting out the functions that it is to perform. The text of the charter is available on our website at www.fullhouseresorts.com.

Please refer to the audit committee report, which is set forth on page 23, for a further description of our audit committee’s responsibilities and its recommendations with respect to our audited consolidated financial statements for the year ended December 31, 2010.

Compensation Committee

The compensation committee is comprised of two members, Ms. Caracciolo, and Dr. Braunlich. Dr. Braunlich acts as chair of the compensation committee. Our board of directors, in its reasonable judgment, has determined that each member of the compensation committee is independent as defined under the applicable NYSE Amex listing standards. Our compensation committee held two meetings in 2010.

The compensation committee’s functions include reviewing and making recommendations to the board of directors regarding all forms of compensation to be provided to our executive officers and directors. Our board of directors has adopted a written charter for the compensation committee setting out the functions that it is to perform and has recently amended the charter. The text of the charter is available on our website at www.fullhouseresorts.com.

Management provides recommendations to the committee on the amount and type of executive compensation as well as individual performance objectives for bonuses and incentive compensation, and the committee reviews these recommendations along with information previously provided by an executive employment consultant to formulate the committee’s recommendations to the board of directors. The compensation committee determines the fulfillment of the individual performance objectives and recommends individual bonus and incentive compensation amounts to the board of directors.

Independent director compensation was based on recommendations provided by management in 2005. The recommendations were determined by management to be at the low end of comparably sized companies in the gaming industry but recommended as a needed retention incentive.

Nominating Committee

In 2010, the Board acted as the Nominating Committee. The Board met once during the fourth quarter of 2010 to approve the slate of nominees standing for election by the shareholders.

Our board of directors has adopted a written charter for the nominating committee setting out the functions that it is to perform. The text of the charter is available on our website at www.fullhouseresorts.com.

Our nominating committee’s functions include assisting our board of directors with respect to nominating new directors. To fulfill its responsibilities and duties, the committee, among other things;

•	determines periodically, as appropriate, desired board qualifications, expertise and characteristics, including such factors as business experience and skills and knowledge with respect to gaming, finance, marketing, financial reporting, regulatory and any other areas as may be expected to contribute to an effective board;

•	determines periodically, as appropriate, whether there are any specific, minimum qualifications that the nominating committee believes must be met by a nominee approved by the nominating committee for a position on the board and whether there are any specific qualities or skills that the nominating committee believes are necessary for one or more directors to possess;

•	conducts searches for potential board members with corresponding attributes as needed;

•	evaluates, proposes and approves nominees for election or appointment to the board; and

•	considers, evaluates and, as applicable, proposes and approves, stockholder nominees for election to the board.

The nominating committee considers all qualified candidates regardless of age, race, gender, national origin or religion.

The nominating committee will consider stockholder recommendations for director candidates and will do so in the same manner that it considers all director candidates. There are no specific, minimum qualifications that must be met by a director nominee recommended by a stockholder except as provided for by applicable law. A stockholder wishing to recommend a prospective director nominee for consideration should send notice to Full House Resorts, Inc., Attention: Nominating Committee c/o Secretary, 4670 Fort Apache Road, Suite 190, Las Vegas, Nevada 89147. To be included in our proxy for our next annual meeting, the notice of recommendation must be made in writing and received by our Secretary by December 22, 2011. Although the committee’s charter permits the committee to engage a search firm to identify director candidates, we did not pay any third parties a fee to assist in the process of identifying or evaluating director candidates in 2010.

Regulatory Compliance Committee

The regulatory compliance committee is comprised of three members, Mr. Adams, Ms. Caracciolo, and Dr. Braunlich. Mr. Adams acts as chair of the regulatory compliance committee. The regulatory compliance committee’s functions include reviewing and making recommendations to the board of directors regarding compliance with gaming laws and regulations. The regulatory compliance committee held four meetings in 2010.

The regulatory compliance committee meets quarterly to review the items determined by the Nevada Gaming Control Board to be of sufficient material interest to warrant review by a committee of the board. During 2010, the committee met quarterly, reviewed reports from the Company’s Compliance Officer, Mr. Aaron, who also serves as General Counsel. The committee found no material violations of or deviations from appropriate regulatory controls and events of regulatory interest were appropriately addressed with no gaming regulatory agency action.

Board of Directors Leadership Structure

The Company is led by Mr. Andre M. Hilliou, who has served as Chief Executive Officer since 2004 and as Chairman of the Board since 2009. In 2009, we named Dr. Carl Braunlich as Vice Chairman of the Board. Dr. Braunlich serves as our lead independent director. As Vice Chairman, the lead independent director serves in the place of the Chairman in any matter in which the Chairman is excused or does not appear. In addition, he calls and presides over meetings of the independent directors, which are held periodically throughout the year. All of our board committees are compromised only of independent directors. Each committee is chaired by a different independent director. Our independent directors meet regularly at each committee meeting. In May 2009, we appointed Mr. Mark J. Miller to be Chief Operating Officer in addition to his roles as Treasurer and Chief Financial Officer of the Company. This will ensure an orderly succession of executive management should one be needed.

Our audit committee is responsible for reviewing and assessing financial risk to the Company. The audit committee is comprised of three independent directors and meets at least quarterly. In addition, we maintain a regulatory compliance committee, comprised of three independent directors which is responsible for the oversight and review of all matters of gaming regulatory import. We believe that these two independent committees provide proper risk oversight for the Company.

Our board leadership structure is commonly utilized by other public companies in the United States of comparable size and scope. We believe that this leadership structure has been effective for the Company. We believe that an independent Vice Chairman and only independent directors serving on our board committees provides a balance with a combined Chairman and Chief Executive Officer. With experienced and participating independent directors, we believe we have the proper leadership structure.

Code of Conduct and Ethics

Our board of directors has adopted a code of conduct and ethics applicable to each of our directors, officers and employees. In addition, our board of directors has adopted a separate code of ethics applicable to the Chief Executive Officer and senior financial officers. The full text of the code of conduct and ethics and the code of ethics are available at our website at www.fullhouseresorts.com.

Compensation Committee Interlocks and Insider Participation

No executive of Full House Resorts is also a member of a compensation committee for a company whose executive officers are on the board of Full House Resorts.

Communications with the Board of Directors

Our board of directors believes it important that interested parties have the opportunity to communicate their concerns directly to our board of directors. Stockholders may contact or communicate with an individual director or our board of directors as a group, including the non-employee directors as a group, by addressing that letter to Full House Resorts, Inc., Attention: Board of Directors c/o Company Secretary, 4670 Fort Apache Road, Suite 190, Las Vegas, Nevada 89147. Each communication should specify the applicable addressee or addressees to be contacted.

PROPOSAL TWO:

AMENDMENT TO THE AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 100,000,000

General Description of Proposal

The Board of Directors has approved a proposed amendment to Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) that increases the number of authorized shares of common stock from 25,000,000 shares to 100,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of each shareholder’s common stock; only the actual issuance of additional common stock would have such an effect. The number of authorized common shares has remained at 25,000,000 since August 7, 1992. Of the authorized total, we have only 6,112,319 shares of our common stock available for issuance for general corporate purposes, assuming the approval of the amendment to our 2006 Equity Incentive Plan in Proposal 3.

The Board of Directors is recommending this increase in authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares to satisfy future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the NYSE Amex Exchange or any stock exchange on which the Company’s common stock may then be listed. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of common stock which would be authorized by the proposed amendment. However, the Board believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility for corporate action in the future.

Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. Our stockholders do not have preemptive rights with respect to our common stock. Accordingly, should the Board of Directors elect to issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendment

Future issuance of common stock or securities convertible into our common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL THREE:

AMENDMENT AND RESTATEMENT OF THE 2006 INCENTIVE COMPENSATION PLAN TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN TO 2,000,000 SHARES, TO EXTEND THE DURATION OF THE PLAN AND TO MAKE CERTAIN UPDATES TO THE PLAN

Background and Purpose.

Our board of directors has authorized, subject to stockholder approval, an amendment and restatement of our 2006 Incentive Compensation Plan that increases the number of shares of common stock available under the plan from 1,200,000 to 2,000,000, that extends the duration of the 2006 plan and makes certain updates to the 2006 plan. The increase will allow us to meet our annual stock grant obligation of 2,000 shares to each independent director and to attract and retain qualified executive officers as necessary. As described below, the 2006 plan provides for accelerated vesting of awards upon a change in control. The amended and restated 2006 plan provides that, unless otherwise determined by the committee administering the 2006 plan, such accelerated vesting occurs even if the successor entity assumes or substitutes the award. The amendment does not change any of the benefits or awards available under the 2006 plan.

The following summary of the principal provisions of the plan is not a complete description of all of its terms and provisions, and this description is qualified in its entirety by reference to the plan, as amended and restated, a copy of which is attached to this Proxy Statement as Exhibit A.

Purpose.

The purpose of the 2006 plan is to assist Full House, its subsidiaries and other designated affiliates, which we refer to as related entities, in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors consultants and other persons who provide services to us or our related entities, by enabling these persons to acquire or increase a proprietary interest in Full House in order to strengthen the mutuality of interests between these persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

The effective date of the original 2006 plan is January 1, 2006 and the effective date of the amended and restated 2006 plan, subject to stockholder approval, is April 26, 2011. As of the date of this proxy statement, awards for a total of 1,120,000 shares have been granted under the 2006 plan. As described below, the 2006 plan terminates at the earliest of (i) such time as no shares remain available for issuance under the 2006 plan (ii) termination of the 2006 plan by our board of directors, or (iii) the tenth anniversary of the effective date.

Shares Available for Awards; Annual Per-Person Limitations.

Currently under the 2006 plan, the total number of shares of our common stock reserved and available to be awarded under the 2006 plan at any time during the term of the plan shall be equal to 1,200,000 shares. The amendment, if approved, will increase the number of shares available under the 2006 plan to 2,000,000. The foregoing limit is increased by the number of shares of common stock with respect to which awards previously granted under the 2006 plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered, either actually or by attestation, or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company that we or a related entity acquire, or with which we or a related entity combine, do not reduce the limit on grants of awards under the plan.

The 2006 plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any 12-month period, no participant may be granted (1) stock options or stock appreciation rights with respect to more than 500,000 shares of common stock, or (2) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 500,000 shares of common stock, in each case, subject to adjustment in specified circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $2,500,000, and is $5,000,000 with respect to any performance period that is more than 12 months.

The committee described below is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility.

The persons eligible to receive awards under the 2006 plan are the officers, directors, employees, consultants and other persons who provide services to us or any related entity. An employee on leave of absence may be considered as still in our employ or the employ of a related entity for purposes of eligibility for participation in the 2006 plan.

Administration.

The 2006 plan is to be administered by a committee designated by our board of directors consisting of not less than two directors, provided, however, that except as otherwise expressly provided in the plan, our board may exercise any power or authority granted to the committee under the 2006 plan. Subject to the terms of the 2006 plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the plan, construe and interpret the plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of the 2006 plan.

Stock Options and Stock Appreciation Rights.

The committee is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the committee, but must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 2006 plan, the term “fair market value” means the fair market value of our common stock, awards or other property as determined by the committee or under procedures established by the committee. Unless otherwise determined by the committee, the fair market value of our common stock as of any given date shall be the closing sales price per share of our common stock as reported on the principal stock exchange or market on which our common stock is traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the committee. The committee, thus, may permit the exercise price of options awarded under the plan to be paid in cash, shares, other awards or other property, including loans to participants. Options may be exercised by payment of the exercise price in cash, shares of common stock, outstanding awards or other property having a fair market value equal to the exercise price, as the committee may determine from time to time.

Restricted and Deferred Stock.

The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the committee may impose. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the committee may impose. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents.

The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations.

The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 2006 plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards.

The committee or the board is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The committee determines the terms and conditions of such awards.

Performance Awards.

The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the committee upon the grant of the performance award; provided however, that a performance period cannot be shorter than 12 months or longer than 3 years. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be covered employees, as defined below, will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as performance-based compensation not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our three highest compensated officers as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the committee and not our board.

If and to the extent that the committee determines that these provisions of the 2006 plan are to be applicable to any award, one or more of the following business criteria for Full House and our subsidiaries, on a consolidated basis, and/or for our related entities, or for business or geographical units of Full House and/or a related entity, except with respect to the total stockholder return and earnings per share criteria, shall be used by the committee in establishing performance goals for awards under the 2006 plan:

1.	earnings per share;

2.	revenues or margins;

3.	cash flow;

4.	operating margin;

5.	return on assets, net assets, investment, capital, operating revenue or equity;

6.	economic value added;

7.	direct contribution;

8.	income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans;

9.	working capital or working capital management, including inventory turnover and days sales outstanding;

10.	management of fixed costs or variable costs;

11.	identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

12.	total stockholder return;

13.	debt reduction;

14.	market share;

15.	entry into new markets, either geographically or by business unit;

16.	customer retention and satisfaction;

17.	strategic plan development and implementation, including turnaround plans; and

18.	stock price.

Any of the above goals may be determined on an absolute or relative basis, for example growth in earnings per share, or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to us. The committee shall exclude the impact of any:

•	restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges,

•	an event either not directly related to our operations or not within the reasonable control of management, or

•	a change in accounting standards required by generally accepted accounting principles.

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards.

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2006 plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2006 plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the 2006 plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under the 2006 plan, awards under our other plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control.

The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting shall occur automatically in the case of a “change in control” of Full House (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control”. Under the amended and restated 2006 plan, accelerated vesting upon a change in control shall occur even if the successor entity assumes or substitutes the awards, unless otherwise determined by the committee administering the 2006 plan.

For purposes of the 2006 plan, unless otherwise specified in an award agreement, a change in control means the occurrence of any of the following:

•	The acquisition by any person or group of a controlling interest defined as the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than 50% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors. However, that the following acquisitions shall not constitute or result in a change of control under the plan:

•	any acquisition directly from Full House;

•	any acquisition by Full House;

•	any acquisition by any person or group that as of the effective date of the plan owns a controlling interest;

•	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Full House or any subsidiary; or

•	any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (2) below; or

•	During any period of two consecutive years, but no earlier than the effective date of the plan, individuals who constitute our board on the effective date and any subsequent director whose nomination was approved by a majority of our board other than as a result of an actual or threatened election contest or solicitation of proxies, cease for any reason to constitute at least a majority of our board; or

•	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Full House or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity by Full House or any of our subsidiaries in each case, unless, following such transaction, (A) all or substantially all of the individuals and entities who beneficially owned our outstanding common stock and the combined voting power of our then outstanding voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction of our outstanding common stock and the combined voting power of our then outstanding voting securities, as the case may be, (B) no Person (excluding any of our employee benefit plans (or related trusts) or such corporation resulting from such transaction or any person that as of the effective date beneficially owns a controlling interest) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of our board of directors as described in paragraph (2) above at the time of the execution of the initial agreement, or of the action of our board, providing for such transaction; or

•	Approval by our stockholders of a complete liquidation or dissolution of Full House.

Amendment and Termination.

Our board of directors may amend, alter, suspend, discontinue or terminate the 2006 plan or the committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2006 plan which might increase the cost of the 2006 plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board, the 2006 plan will terminate at the earliest of

•	such time as no shares of common stock remain available for issuance under the 2006 plan,

•	termination of the 2006 plan by our board of directors, or

•	the tenth anniversary of the effective date of the plan.

Awards outstanding upon expiration of the 2006 plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards.

The 2006 plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options.

On exercise of a nonqualified stock option granted under the 2006 plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of Full House or a related entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfies our reporting requirements with respect to that amount.

Incentive Stock Options.

The 2006 plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. However, if there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfies our reporting requirements with respect to that amount.

Stock Awards.

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2006 plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2006 plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights.

We may grant SARs separate from any other award, which we refer to as stand-alone SARs, or in tandem with options, which we refer to as tandem SARs, under the 2006 plan. Generally, the recipient of a stand-alone SAR will not recognize any taxable income at the time the stand-alone SAR is granted.

With respect to stand-alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the stand-alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option as discussed above, in that case, the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of stand-alone SARs or tandem SARs. Upon the exercise of either a stand-alone SAR or a tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents.

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations.

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to employees under the plan whom the committee expects to be covered employees at the time a deduction arises in connection with such options, may, if and to the extent that the committee determines to do so, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the 2006 plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m).

Importance of Consulting Tax Adviser.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Awards to Executives.

As of the record date, our compensation committee granted 1,120,000 shares of restricted stock under the 2006 plan to six executives, one employee of the company, one employee of a related entity and six board members. These shares of restricted stock that did not vest at grant date, vested over three years and all are currently vested.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF OUR 2006 INCENTIVE COMPENSATION PLAN.

EXECUTIVE COMPENSATION

In accordance with the SEC’s proxy disclosure rules, “total compensation” in 2010 is defined as the sum of the following:

•	Salary: Base salary paid during 2010.

•	Bonus: Non-performance based awards (i.e., guarantees, sign on, retention bonuses).

•	Stock Awards: Restricted stock (including dividends earned on outstanding restricted shares that are not part of FAS 123(R) value) dollar amounts reflect the grant date accounting fair value calculated pursuant to the guidance set forth under FAS 123(R), as presented in our Annual Report on Form 10-K.

•	Non-Equity Incentive Awards: Short and long-term performance based awards, reflecting only annual incentives for 2010.

•	All Other Compensation: All other compensation not captured elsewhere in the Summary Executive Compensation Table. We have reported these amounts, even if the value of an individual item is less than $10,000.

Summary Executive Compensation Table

The following table summarizes the “total compensation” of our Chief Executive Officer, and our two highest paid executives other than our Chief Executive Officer, or, collectively, the named executive officers, for the fiscal year ended December 31, 2010.

SUMMARY COMPENSATION TABLE

					Non-Equity	All Other
Name and				Stock	Incentive Plan	Compensation
Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)	(3)	Total

Andre M. Hilliou	2010	$314,042	$—	$—	$255,626	$4,000	$573,668
Chief Executive Officer	2009	$288,750	$—	$82,500	$210,603	$4,800	$586,653
Mark J. Miller	2010	$314,042	$—	$111,101	$255,626	$—	$680,769
Executive Vice	2009	$288,750	$—	$38,500	$210,603	$—	$537,853
President/Chief Financial
Officer/Chief Operating Officer
T. Wesley Elam	2010	$226,590	$—	$—	$230,901	$—	$457,491
Vice President of	2009	$216,295	$—	$14,000	$110,250	$—	$340,545
Operations and Project
Management

(1)	The amounts shown in this column represent the dollar amount recognized for payroll reporting purposes for the year ended related to restricted stock awards granted in and prior to 2010 pursuant to our various share-based payment plans, and include amounts from awards. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	The amount shown in this column for each named executive officer is the attributable performance-based bonus granted under the 2006 Incentive Compensation Plan. These amounts correspond to the year in which they were earned.

(3)	The amounts shown in this column represent incidental expenses relating to maintaining an office for Mr. Hilliou separate from the Company’s headquarters.

During 2010, the Compensation Committee approved and the executive officers were paid the salaries, incentive compensation, and restricted stock awards reported in the above table, which were determined to be at the low end of executive compensation for equivalent positions for companies of similar size and status.

Employment Agreements

In April 20, 2007, we entered into an employment agreement with each of Mr. Hilliou, Mr. Miller, and Mr. Elam on July 17, 2007, the Company and Mr. Hilliou and Mr. Miller amended their agreements. The term of each of these agreements is two years (one year in the case of Mr. Elam), with automatic successive renewals unless either we or the relevant executive provides notice of termination at least 90 days prior to the end of the then current term. The agreements set an initial annual base salary of $250,000 for Mr. Hilliou, $250,000 for Mr. Miller, and $200,000 for Mr. Elam, in each case subject to increase by our board of directors at the beginning of each calendar year. In addition, Mr. Miller and Mr. Elam each are eligible to receive an annual incentive bonus equal to up to 100% (200% for Mr. Hilliou) of his base salary subject to the achievement of annual objectives established by our compensation committee. In addition to the shares of restricted stock previously granted to each executive, each executive may receive additional grants as determined by our compensation committee. The agreement further provides that we will maintain a policy of term life insurance on each executive for the benefit of beneficiaries designated by the executive. The amount of such policy shall be determined by us, but shall not be less than two years of the executive’s base compensation. In the event of termination of any of these employment agreements upon the death of the executive or by us because of illness or incapacity of the executive that continues for 90 days, in addition to all amounts owed through the date of termination, we shall pay to the executive an amount equal to his prior year’s annual bonus pro-rated through the date of termination. In the event the agreement is terminated by us for “cause”, or by the executive without “good reason”, we shall only be obligated to pay the executive all base salary and benefits accrued through the date of termination and the executive shall forfeit any unvested shares of restricted stock. In the event the agreement is terminated by us without “cause” or by the executive for “good reason”, in addition to amounts owed through the date of termination, we shall:

•	Continue to pay the executive’s base salary for a period of six months plus an additional one month of base salary for each year of employment (up to a maximum of 12 months base salary),

•	Pay an annual bonus for the year of termination equal to the average annual bonus for the executive for the previous two years, pro-rated through the date of termination (subject to a minimum of 50%), and

•	Continue, at our expense, all of the executive’s health, dental and other insurance benefits until the earlier of the end of the term or the date the executive becomes subsequently employed.

For purposes of the employment agreements, “cause” means (1) the executive’s material fraud, dishonesty, willful misconduct, or willful and continuing failure in the performance of his duties under the employment agreement; (2) the executive’s breach of any material provision of the employment agreement which has not been cured within 30 days following the notice thereof, or (3) the commission by the executive of any felony criminal act or the commission of any crime involving fraud, dishonesty or moral corruptness, including denial or removal of the executive’s licensing from any governmental gaming agency or licensing authority. For purposes of the employment agreements “good reason” means (1) our failure to comply with any material provision of the employment agreement which has not been cured within 30 days following the notice thereof, or (2) our direction to the executive to do, perform, or omit to perform any act, or the executive’s knowledge of such acts or omissions performed by our other employees without appropriate redress, which acts or omissions are known to be fraudulent, illegal or could otherwise materially impact negatively upon the executive’s personal and professional reputation.

Change of Control Provisions

Each of the employment agreements provides that upon a change of control, the executive may terminate his employment agreement only if the change of control materially affects his position and compensation under the agreement. To the extent any executive so terminates his agreement, or in the event the executive is not retained under contract following a change of control:

•	We will pay to the executive a cash payment equal to the greater of (a) one year’s base salary or in the case of Mr. Hilliou two year’s base salary and (b) the remaining base salary due under the agreement;

•	We will pay to the executive a cash payment equal to his average annual bonuses paid under his employment agreement for the three prior years (or the average of the annual bonuses paid to date, if the term of employment is less than three years); and

•	All unvested shares or other stock-based grants awarded pursuant to our 2006 Incentive Compensation Plan or other benefit plan will accelerate and vest upon the date of the change of control.

For purposes of the employment agreements, a “change of control” means (1) a person, entity or group acquires beneficial ownership of 50% or more of our then outstanding voting securities, (2) individuals who constitute our board as of April 17, 2007 and directors whose nominations are approved by a majority of such incumbent board members cease to constitute a majority of our board of directors, or (3) approval by our stockholders of (A) a business combination in which our shareholders prior to the transaction do not own at least 50% of the combined voting power of the voting securities of combined business and at least a majority of our incumbent board comprises a majority of the board of the combined business, (B) a liquidation or dissolution of our company, or (C) a sale of all or substantially all of our assets.

The following describes the amounts payable upon termination of employment of the named executive officers as if such employment terminated on December 31, 2010.

			Accelerated
		Continued	Vesting of
		Medical	Restricted
		Benefits	Stock	Total
Employee	Payment	(1)	(2)	Payments

Andre M. Hilliou
Death or Disability	$763,213	—	—	$763,213
Without Cause or with Good Reason	$597,078	$10,633	—	$607,711
Change of control	$835,002	—	—	$835,002
Mark J. Miller
Death or Disability	$454,250	—	—	$454,250
Without Cause or with Good Reason	$526,039	$15,442	—	$541,481
Change of control	$526,039	—	—	$526,039
T. Wesley Elam
Death or Disability	$108,310	—	—	$108,310
Without Cause or with Good Reason	$399,176	$5,633	—	$404,809
Change of control	$384,704	—	—	$384,704

(1)	Following a termination by us without cause or by the executive with good reason, we have agreed to provide him, his spouse and his dependents medical, dental and life insurance benefits for the term or until the executive is otherwise employed. The amounts in this column represent the estimated cost to us of those payments over a twelve month period.

(2)	Represents the value of the unvested shares owned by the executive as of December 31, 2010, calculated by multiplying the number of shares by the closing price of our stock on that date of $3.39. These shares vested in February 2010.

Restricted Stock

Upon stockholder approval of our 2006 Incentive Compensation Plan in May 2006, we granted 275,000 shares of restricted stock to Andre Hilliou which vested in four equal annual amounts beginning on the grant date of May 31, 2006 and then in January of the succeeding three years. We also granted 35,000 restricted shares to T. Wesley Elam, vesting in three equal annual installments beginning in January 2007. In addition, in March of 2007, we granted 110,000 shares of restricted stock to Mark Miller which vested in three annual amounts beginning on February 19, 2007. There were no Outstanding Equity Awards at Fiscal Year-End, or December 31, 2010, for our named executive officers.

2006 Incentive Compensation Plan

On May 29, 2006, our stockholders approved our 2006 Incentive Compensation Plan. The 2006 Incentive Compensation Plan is administered by our compensation committee. In consideration of their services, officers, directors, employees and consultants of us or a related entity are eligible to receive a variety of awards under the plan, including, incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, bonus stock and performance awards. The total number of shares currently issuable under the plan is 1,200,000. As of December 31, 2010, we had issued 1,120,000 shares of stock and restricted stock under the plan to our executive officers and directors.

Prior Stock Option Plans

The Company’s ability to issue options under its earlier plans expired on June 30, 2002, and all options granted were fully vested prior to 2006.

Certain Relationships and Related Transactions

In September 2006, we entered into a consulting agreement with Mr. Iacocca, one of our directors, under the terms of which Mr. Iacocca would provide consulting services to us related to marketing and advertising for a period of three years. In consideration of these services, we granted to Mr. Iacocca 300,000 restricted shares of our common stock valued at $1,119,000 based on the closing price on the grant date with no discount, which vested in equal amounts over the three year term of the agreement. The grant to Mr. Iacocca was initially recorded as deferred compensation, reported as a reduction of stockholder’s equity and was subsequently amortized into compensation expense on a straight-line basis as services are provided over the three year vesting period.

PROPOSAL FOUR:

RATIFICATION OF INDEPENDENT AUDITORS

Piercy Bowler Taylor & Kern was retained as our independent registered public accounting firm for the year ending December 31, 2010.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PIERCY BOWLER TAYLOR & KERN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

INDEPENDENT AUDITOR MATTERS

Independent Auditors

Piercy Bowler Taylor & Kern audited Full House’s annual consolidated financial statements for the years ended December 31, 2010 and 2009. Representatives of Piercy Bowler Taylor & Kern are not expected to attend the meeting.

During fiscal years 2010 and 2009, Full House retained Piercy Bowler Taylor & Kern to provide services in the following categories and amounts:

Audit Fees

Fees in connection with the audit of our financial statements and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q was $166,642 and $165,553 for 2010 and 2009, respectively.

Audit Related Fees

Audit related fees were $12,000 and $12,296 for 2010 and 2009, respectively. Fees in 2010 and 2009 relate primarily to Nevada Gaming Commission regulatory reporting.

Tax Fees

We did not engage Piercy Bowler Taylor & Kern for any tax related professional services for the fiscal year ended December 31, 2010 or 2009.

All Other Fees

Other services fees were $0 for the fiscal year ended December 31, 2010 and $0 for December 31, 2009.

Pre-Approval Policies and Procedures

The audit committee’s policy is to review and pre-approve any engagement of our independent auditor to provide any audit or permissible non-audit service to us. All of the services provided by our independent auditors were approved by our audit committee and the audit committee believes that the provision of these services is consistent with maintaining the accountants’ independence.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Full House’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such report by reference.

The Audit Committee oversees Full House’s financial reporting process. Management has the primary responsibility for the financial statements and the financial reporting process including the system of internal controls.

In fulfilling our oversight responsibilities, we reviewed and discussed the financial statements with management. In addition, we discussed with the independent auditors matters deemed significant by the independent auditors, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The audit committee met at the end of each quarter with management and the independent auditors where we reviewed and approved the quarterly and annual filings.

The independent auditors also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We discussed with the independent auditors matters relating to their independence and considered whether their provision of non-audit services is compatible with maintaining their independence.

Based on our review with management and the independent auditors of Full House’s audited consolidated financial statements and the independent auditors’ report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended that the audited consolidated financial statements be included in Full House’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Kathleen M. Caracciolo
Kenneth R. Adams
Carl G. Braunlich

GENERAL INFORMATION

Other Matters.  Our Board of Directors does not intend to present any matter for action at the annual meeting other than the matters described in this proxy statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

Information Concerning Shareholder Proposals and Director Nominations.  Any stockholder satisfying the Securities and Exchange Commission requirements and wishing to submit a proposal to be included in the proxy statement for the 2012 Annual Meeting of Stockholders should submit the proposal in writing to the Corporate Secretary, Full House Resorts, Inc., 4670 South Fort Apache Road, Suite 190, Las Vegas Nevada 89147. We must receive a proposal by December 22, 2011 in order to consider it for inclusion in the proxy statement for the 2012 Annual Meeting of Stockholders.

Stockholders who wish to present director nominations or any other business at the 2012 Annual Meeting of Stockholders are required to notify the Corporate Secretary of their intent no later than December 22, 2011. We retain discretion to vote proxies we receive with respect to proposals received after March 7, 2012.

By Order of the Board of Directors,

Barth F. Aaron
Secretary

Las Vegas, Nevada
March [  ], 2011

Exhibit A

Amended and Restated 2006 Incentive Compensation Plan.

FULL HOUSE RESORTS, INC.
AMENDED AND RESTATED

2006 INCENTIVE COMPENSATION PLAN
(Effective as of [April 26,] 2011)

1. Purpose.  The purpose of this FULL HOUSE RESORTS, INC. AMENDED AND RESTATED 2006 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Full House Resorts, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be January 1, 2006. With respect to the Plan, as amended and restated, the effective date means [April 26], 2011.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of one-hundred miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the American Stock Exchange or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(ff) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(kk) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ll) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(mm) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(nn) “Shareholder Approval Date” means the date on which this Plan is approved shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed on quoted, and other laws, regulations and obligations of the Company applicable to the Plan.

(oo) “Shares” means the shares of common stock of the Company, par value $.0001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(pp) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(qq) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(rr) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority.  The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability.  The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be Two Million (2,000,000) shares of Common Stock. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award.  No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(iv) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Any Shares that again become available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be Two Million (2,000,000) Shares. ]5.     Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 500,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $2,500,000 with respect to any 12 month Performance Period and (y) with respect to any Performance Period that is more than 12 months, $5,000,000.]

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options.  The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price.  Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an

Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or

(C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval.

(ii) Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights.  Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards.  The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions.  Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.  As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award.  The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions.  Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Deferred Stock Award, but in no event later than 12 months before the first date on which any portion of such Deferred Stock Award vests.

(f) Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h) Performance Awards.  The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than three years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in compliance with Section 409A of the Code.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an

Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with all applicable laws, the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the OTC Bulletin Board or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the OTC Bulletin Board or a national securities exchange, then the rules of the Nasdaq Stock Market, and in a manner intended to be exempt from or otherwise comply with the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award. The Company does not make any representation to the Participant that any Awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that any Participant or Beneficiary may incur in the event that any provision of this Plan, any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(iii) Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8. Code Section 162(m) Provisions.

(a) Covered Employees.  Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b) Performance Criteria.  If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than three years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification.  No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9. Change in Control.

(a) Effect of “Change in Control.”  If and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control”.  Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries.  No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards.  In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Corporate Transactions.  In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such,as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments.  The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant, provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes.  The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the

Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan.  The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

PROXY
FULL HOUSE RESORTS, INC.
This Proxy is Solicited on behalf of the Board of Directors
     KNOWN ALL MEN BY THESE PRESENTS, that the undersigned, a stockholder in Full House Resorts, Inc., a Delaware corporation (“Full House”), hereby appoints Andre M. Hilliou and Carl G. Braunlich, and each of them acting jointly, if more than one be present, to be the true and lawful attorneys and proxies for the undersigned, to vote all shares of Full House as the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the annual meeting of stockholders of Full House to be held on April 26, 2011 or any adjournment thereof, on the following matters and, in their discretion, on such other matters as may properly come before the meeting. This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the following Proposals.
ANNUAL MEETING OF STOCKHOLDERS OF
FULL HOUSE RESORTS, INC.
APRIL 26, 2011
PROPOSAL ONE: Election of Directors.

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.
NOMINEES ARE:

Kenneth R. Adams	Carl G. Braunlich
Kathleen M. Caracciolo	Lee A. Iacocca
Andre M. Hilliou	Mark J. Miller

*	To withhold authority to vote for any individual nominee, print that nominee’s name on the line provided below:
Exceptions:

PROPOSAL TWO: Amend the Certificate of Incorporation to increase the authorized shares of common stock from 25,000,000 to 100,000,000.
A VOTE FOR RATIFICATION IS RECOMMENDED BY THE BOARD OF DIRECTORS.

☐ FOR approval	☐ AGAINST approval
☐ ABSTAIN

PROPOSAL THREE: Amend and restate the 2006 Incentive Compensation Plan to increase the shares of common stock authorized for issuance under the Plan to 2,000,000, to extend the duration of the Plan and to make certain technical updates to the Plan.
A VOTE FOR RATIFICATION IS RECOMMENDED BY THE BOARD OF DIRECTORS.

☐ FOR approval	☐ AGAINST approval
☐ ABSTAIN

PROPOSAL FOUR: Ratification of Piercy Bowler Taylor & Kern as the independent registered public accounting firm of Full House for 2011.
A VOTE FOR RATIFICATION IS RECOMMENDED BY THE BOARD OF DIRECTORS.

☐ FOR ratification	☐ AGAINST ratification

OTHER MATTERS: Granting the proxies discretionary authority to vote upon any other unforeseen matters which are properly brought before the meeting as management may recommend.

     The undersigned hereby revokes any and all other proxies heretofore given by the undersigned and hereby ratifies all that the above-named proxies may do at such meeting or any adjournments thereof, by virtue hereof.

, 2011
Dated

Signature(s)
Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and also state the name of the stockholder of record for whom you act. If a corporation, please sign in full corporate name by President or other authorized officer.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.